Exhibit 5.1

Fredrikson & Byron, P.A.

200 South Sixth Street, Suite 4000

Minneapolis, Minnesota 55402

August 13, 2009

Nile Therapeutics, Inc.

115 Sansome Street, Suite #310

San Francisco, California 94104

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Nile Therapeutics, Inc., a Delaware corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling stockholders named therein (the “Selling Stockholders”) of an aggregate of 5,601,088 shares of common stock, par value $0.001 per share (the “Common Stock”), consisting of 2,691,394 shares of issued and outstanding shares of Common Stock (the “Shares”) and 2,909,694 shares of Common Stock (the “Warrant Shares”) that are issuable upon the exercise of outstanding warrants held by certain of the Selling Stockholders (the “Warrants”).

In connection with rendering this opinion, we have reviewed the following: (i) the Company’s certificate of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof; (iii) the Warrants; and (iv) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares, the Warrants and the Warrant Shares.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

1.	The Shares have been duly authorized and are validly issued, fully paid and nonassessable.

2.	The Warrant Shares have been duly authorized and, when issued upon exercise of the Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Common Stock” included in the Registration Statement and the related Prospectus.

Very truly yours,

/s/ Fredrikson & Byron, P.A.

FREDRIKSON & BYRON, P.A.